UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

BIOLIFE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3303 Monte Villa Parkway
Bothell, WA 98021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.001 par value	BLFS	The Nasdaq Capital Market LLC

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on March 19, 2021, BioLife Solutions, Inc., (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BLFS Merger Subsidiary, Inc., a Delaware corporation (“Merger Sub”), Albert Vierling and William Baumel, in their capacity as the representatives of the stockholders of GCI (as defined herein) (collectively, the “Seller Representative”) and Global Cooling, Inc., a Delaware corporation (“GCI”).

On May 3, 2021, the Company completed the merger of Merger Sub with and into GCI (the “Merger”) and GCI became a wholly-owned subsidiary of the Company. GCI, through its subsidiaries, manufactures and sells ultra-low temperature freezers for life science, pharmaceutical, biomedical/clinical and biotechnology customers. At the closing of Merger (the “Closing”), the total consideration paid by the Company to the shareholders of GCI was 6,646,870 shares of common stock of the Company (the "Merger Consideration Shares"), representing 19.9% of the number of shares of the Company’s common stock issued and outstanding immediately prior to the date of the execution of the Merger Agreement (of the Merger Consideration Shares, approximately 9% of the Merger Consideration Shares were placed in segregated escrow accounts with Continental Stock Transfer & Trust Company to satisfy the indemnification obligations of the Company’s stockholders).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2021 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and effective as of the Closing, Maurice “Dusty” Tenney, the Chief Executive Officer of GCI prior to the Merger, was appointed as President and Chief Operating Officer of the Company. In connection therewith, Michael Rice, the Company’s Chief Executive Officer and President, resigned from his position as President and Roderick de Greef, the Company’s Chief Financial Officer and Chief Operating Officer, resigned from his position as Chief Operating Officer. Mr. Rice will continue to serve as the Company’s Chief Executive Officer and Mr. de Greef will continue to serve as the Company’s Chief Financial Officer.

Mr. Tenney, age 58, joins the Company as its Chief Operating Officer and President. Prior to joining the Company, Mr. Tenney was the Chief Executive Officer for GCI since March 2020 where he provided the strategic vision and execution to accelerate and expand growth within the broader life sciences market.

Mr. Tenney began his career at General Electric’s Aerospace division in Burlington, VT completing its prestigious Edison Engineering program. During his early career, Mr. Tenney held diverse cross-functional roles in engineering, sales and marketing, operations, product and program management, supply chain and international business at GE Aerospace, AlliedSignal and Honeywell. In 2001, Mr. Tenney joined PerkinElmer as the VP of Operations for its Analytical Sciences business. He went on to assume the role of Sr. Vice President of PerkinElmer’s Environmental Health business in 2008, where he was responsible for transforming its diverse analytical sciences business comprised of instruments, consumables, services and informatics. In 2014, Mr. Tenney joined Brooks Automation where he held the position as president of its Life Sciences division, driving organic and strategic transformation.

Dusty holds a Bachelor of Science in Mechanical Engineering from the University of Maryland – College Park, and a Master of Science in Mechanical Engineering from the University of Vermont.

The Company entered into an employment agreement with Mr. Tenney, dated May 3, 2021 (the “Employment Agreement”). The Employment Agreement is not for a definite time period, but rather, will continue until terminated in accordance with its terms. Pursuant to the Employment Agreement, Mr. Tenney will earn a base salary equal to $450,000 per year plus an annual maximum bonus of 70% of Mr. Tenney’s base salary, to be payable in cash or stock in the sole discretion of the board of the Company.

Mr. Tenney will be entitled to participate in all employee benefit programs established by the Company that are applicable to management personnel. In addition, upon termination without “Cause” (other than by reason of death or disability) or resignation for “Good Reason,” Mr. Tenney will receive the following severance payments: (i) his base salary through the date of termination, including unused vacation time and unreimbursed expenses, (ii) a lump sum severance payment equal to 12 months’ salary and (iii) an amount equal to the cost of 12 months' medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such premiums; provided that if Mr. Tenney’s employment is terminated within 90 days following a “Change in Control,” Mr. Tenney is entitled to (i) his base salary through the date of termination, including unused vacation time and unreimbursed expenses, (ii) a lump sum severance payment equal to 18 months’ salary, (iii) 100% of any incentive cash and/or stock bonus opportunity for the current year and (iv) an amount equal to the cost of 18 months' medical insurance premiums at a monthly amount equal to the amount of COBRA coverage in effect as of the termination date, plus a tax gross-up with respect to such premiums. The Employment Agreement contains a covenant not to compete with the Company or solicit the Company's employees, customers or suppliers for a period of 1 year after the date of termination.

Other than pursuant to the Merger Agreement and Employment Agreement, there are no arrangements or understandings between Mr. Tenney and any other persons pursuant to which Mr. Tenney was named as an officer. There are also no family relationships between Mr. Tenney and any director, executive officer or person nominated to become a director or executive officer of the Company.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, a copy of which will be attached as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K in connection with the Merger will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Form 8-K is required to be filed with the SEC.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K in connection with the Merger will be filed by amendment to this Form 8-K within 71 calendar days after the date this Form 8-K is required to be filed with the SEC.

(d)	Exhibits.

104         Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolife Solutions, Inc.

Date: May 7, 2021	By:	/s/ Roderick de Greef
Name: Roderick de Greef Title: Chief Financial Officer and Chief Operating Officer